Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 13, 2023, with respect to the combined financial statements of Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP, and Saxum Asset Holdings, LP included in this current report of Viper Energy, Inc. on Form 8-K/A. We consent to the incorporation by reference of said report in the Registration Statement of Viper Energy Partners LP (now known as Viper Energy, Inc.) on Form S-8 (File No. 333-196971).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
November 13, 2023